EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
Perficient, Inc.
Austin, Texas
We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated February 2, 2005, relating to the consolidated financial statements of Perficient, Inc. appearing in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2004.
We also consent to the reference to us under the caption “Experts” in the Prospectus.
/s/ BDO Seidman, LLP
BDO Seidman, LLP
Houston, Texas
October 17, 2005